As filed with the Securities and Exchange Commission on July 16, 2018

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Encore Capital Group, Inc.*

(Exact name of registrant as specified in its charter)

Delaware	48-1090909	3111 Camino Del Rio North, Suite 103 San Diego, California 92108 (877) 445-4581
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregory L. Call

Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary

Encore Capital Group, Inc.

3111 Camino Del Rio North, Suite 103

San Diego, California 92108

(877) 445-4581

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Steven B. Stokdyk, Esq.

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, California 90071

(213) 485-1234

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

*A subsidiary of Encore Capital Group, Inc. is also registrant and is identified below under “Additional Registrant.”

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share, of Encore Capital Group, Inc.(1)	(2)(3)	$0(4)
Debt Securities of Encore Capital Group, Inc.(5)	(2)(3)	$0(4)
Debt Securities of Encore Capital Europe Finance Limited(5)	(2)(3)	$(0)(4)
Guarantees of Debt Securities(6)	(2)(3)	$0(4)(7)

(1)	Includes shares of common stock of Encore Capital Group, Inc., if any, issuable upon conversion or exchange of the debt securities registered hereby. Pursuant to Rule 457(i) under the Securities Act, no separate filing fee is payable for any such shares issuable upon conversion or exchange of such debt securities to the extent no additional consideration is to be received in connection with the exercise of the conversion or exchange privilege of such debt securities.
(2)	Omitted pursuant to Form S-3 General Instruction II.E.
(3)	An unspecified number of the securities of each identified class are being registered for possible issuance, including upon conversion or exchange of other securities registered hereby.
(4)	In accordance with Rules 456(b) and 457(r), we are deferring payment of all applicable registration fees.
(5)	Such debt securities may be senior, senior subordinated or subordinated.
(6)	Consists of full and unconditional guarantees of debt securities of Encore Capital Europe Finance Limited by Encore Capital Group, Inc.
(7)	Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees being registered hereby.

ADDITIONAL REGISTRANT

Exact Name of Registrant as Specified in Its Charter*	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Encore Capital Europe Finance Limited	Jersey	6153	98-1425317

*The address, including the zip code, and the telephone number, including area code, of the additional registrant’s principal executive office is c/o Encore Capital Group, Inc. 3111 Camino Del Rio North, Suite 103, San Diego, California 92108, Tel. (877) 445-4581.

PROSPECTUS

ENCORE CAPITAL GROUP, INC.

Common Stock

Debt Securities

Guarantees of Debt Securities

Encore Capital Europe Finance Limited

Debt Securities

We may offer and sell, from time to time, any of the following securities pursuant to this prospectus and the applicable prospectus supplement:

•	common stock of Encore Capital Group Inc., which we refer to as “Encore”;

•	debt securities of Encore or Encore Capital Europe Finance Limited, which we refer to as “Finance Ltd.”; and

•	guarantees of debt securities by Encore.

The debt securities offered and sold pursuant to this prospectus may be secured or unsecured, may be senior, senior subordinated or subordinated, and may be convertible or exchangeable into shares of Encore’s common stock.

Encore and Finance Ltd. are sometimes referred to in this prospectus as the “issuers.”

The common stock debt securities and guarantees being offered pursuant to this prospectus are collectively referred to in this prospectus as the “securities.” The securities may be offered from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering.

The specific terms of the securities will be provided in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers or through a combination of these methods, and on a continuous or delayed basis from time to time. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of those securities.

Encore’s common stock is listed on The NASDAQ Global Select Market under the symbol “ECPG.” Each prospectus supplement will indicate whether the securities being offered will be listed on any securities exchange.

The principal executive offices of the issuers are located at 3111 Camino Del Rio North, Suite 103, San Diego California 92108, and their telephone number is (877) 445-4581.

Investing in these securities involves certain risks. See “Risk Factors” on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 16, 2018

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any free writing prospectus prepared by us or on our behalf. We do not take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us or on our behalf.

This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information included or incorporated by reference in this prospectus or any accompanying prospectus supplement is correct as of any date after the respective dates of the documents containing the information. Since the respective dates of those documents, our business, financial condition, results of operations and prospects may have changed. We may use this prospectus to sell the securities only if it is accompanied by a prospectus supplement.

Unless otherwise stated or the context otherwise requires, references to “we,” “us,” “our,” “the company,” or similar terms are to Encore Capital Group, Inc. and its subsidiaries.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described in “Risk Factors” in the applicable prospectus supplement and in our then most recent Annual Report on Form 10-K, and in any updates to those risk factors in our Quarterly Reports on Form 10-Q, together with the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that the issuers have filed with the Securities and Exchange Commission, or SEC. Under this shelf registration process, we may sell securities, from time to time, in one or more offerings.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find Additional Information” on page 2 of this prospectus.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find Additional Information.”

ENCORE CAPITAL GROUP, INC.

We are an international specialty finance company providing debt recovery solutions and other related services for consumers across a broad range of financial assets. We purchase portfolios of defaulted consumer receivables at deep discounts to face value and manage them by working with individuals as they repay their obligations and work toward financial recovery. Defaulted receivables are consumers’ unpaid financial commitments to credit originators, including banks, credit unions, consumer finance companies, commercial retailers, and telecommunication companies. Defaulted receivables may also include receivables subject to bankruptcy proceedings

Our principal executive offices are located at 3111 Camino Del Rio North, Suite 103, San Diego, CA 92108, and our telephone number is (877) 445-4581.

ENCORE CAPITAL EUROPE FINANCE LIMITED

Encore Capital Europe Finance Limited (“Finance Ltd.”) is a newly formed, public limited company incorporated under the laws of Jersey. Finance Ltd. is a special purpose finance subsidiary and is a wholly owned indirect subsidiary of Encore Capital Group, Inc.

Finance Ltd. has not engaged in and will not engage in any activity other than the business and activities described or referred to in this prospectus or in an accompanying prospectus supplement or incorporated by reference herein or therein. Any securities issued by Finance Ltd. will be fully and unconditionally guaranteed by Encore Capital Group, Inc.

The registered office of Finance Ltd. is located at 22 Grenville Street. St. Helier, Jersey JE4 8PX, Channel Islands and its telephone number is +44 1534 676 000.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

The issuers have filed a registration statement on Form S-3 with respect to the securities offered by this prospectus with the SEC in accordance with the Securities Act of 1933, as amended, or the Securities Act, and the rules and regulations enacted under its authority. This prospectus, which constitutes a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules. Statements contained in this prospectus regarding the contents of any document referred to in this prospectus are not necessarily complete, and, in each instance, you are referred to the full text of the document that is filed or incorporated by reference as an exhibit to the registration statement. Each statement concerning a document that is filed or incorporated by reference as an exhibit should be read along with the entire document. Encore files annual, quarterly and current reports and other information with the SEC. For further information regarding the issuers and the securities offered by this prospectus, please refer to the registration statement and its exhibits and schedules, which may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also read and copy Encore’s reports and other information filed with the SEC at the SEC’s Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, such as Encore, that file electronically with the SEC. The SEC’s website address is http://www.sec.gov.

Encore’s corporate website is http://www.encorecapital.com. The information contained in, or that can be accessed through, that website is not part of this prospectus and should not be relied upon in determining whether to purchase the securities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows information in documents that Encore files with the SEC to be incorporated by reference, which means that important information may be disclosed to you by referring you to those documents on file with the SEC. The information incorporated by reference is considered to be a part of this prospectus. The following documents of Encore are deemed to be incorporated by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 21, 2018 (File No. 000-26489);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 8, 2018 (File No. 000-26489);

•	the portions of our Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2018 (File No. 000-26489) (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2017);

•	our Current Reports on Form 8-K, filed with the SEC on March 15, 2018, May 8, 2018 (excluding information furnished on Item 2.02 and related exhibits), June 26, 2018, July 13, 2018 and July 16, 2018 (File No. 000-26489);

•	the description of Encore’s common stock incorporated by reference in the Registration Statement on Form 8-A, filed with the SEC on June 24, 1999 (File No. 000-26489), including any amendments or reports filed for purpose of updating such description; and

•	any future filings of Encore with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on or after the date of this prospectus but prior to the termination of the applicable offering covered by this prospectus.

Any statement in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded to the extent that a statement contained in this prospectus, or in any other

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document subsequently filed with the SEC and incorporated by reference, modifies or supersedes that statement. If any statement is so modified or superseded, it does not constitute a part of this prospectus, except as modified or superseded.

Information that is “furnished to” the SEC shall not be deemed “filed with” the SEC and shall not be deemed incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.

Each person, including any beneficial owner, to whom a prospectus is delivered, is entitled to receive a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning Encore at the following address and phone number:

Encore Capital Group, Inc.

3111 Camino Del Rio North, Suite 103

San Diego, CA 92108

(877) 445-4581

Attn: Senior Vice President, General Counsel and Secretary

USE OF PROCEEDS

The intended use of any proceeds we receive from the sale of any securities pursuant to this prospectus will be set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth Encore’s ratio of earnings to fixed charges for the periods indicated:

	Quarter ended March 31, 2018	Year Ended December 31,
		2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	1.56	1.62	1.28	1.51	1.81	2.51

The ratio of earnings to fixed charges are computed by dividing earnings by fixed charges. For these purposes, “earnings” consist of income from continuing operations before provision for income taxes plus fixed charges, and “fixed charges” consist of interest expense on all indebtedness, amortization of debt issuance costs, and that portion of rental expense deemed to be representative of interest.

For the periods indicated above, we had no outstanding shares of preferred stock with required dividend payments. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends are identical to the ratios presented in the table above.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the debt securities and ordinary shares that may be issued under this prospectus will be passed upon by Latham & Watkins LLP, Los Angeles, California. Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to Jersey law will be passed upon by Mourant Ozannes, 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands. Any underwriters will be represented by their own legal counsel.

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EXPERTS

The consolidated financial statements as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the registrants in connection with this offering. All dollar amounts shown are estimates.

SEC registration fee	$ (1)
Printing and engraving expenses	(2)
Legal fees and expenses (including blue sky fees)	(2)
Trustee and depositary fees and expenses	(2)
Rating agency fees	(2)
Accounting fees and expenses	(2)
Listing fees and expenses	(2)
Miscellaneous	(2)

Total	(2)

(1)	Deferred in accordance with Rule 456(b) and 457(r).
(2)	These fees are calculated based on the number of issuances and the amount of securities offered and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Encore Capital Group, Inc.

Encore Capital Group, Inc. is a corporation organized under the laws of the state of Delaware.

Delaware General Corporation Law. Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) enables a corporation incorporated in the State of Delaware to eliminate or limit, through provisions in its original or amended certificate of incorporation, the personal liability of a director for violations of the director’s fiduciary duties, except (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any liability imposed pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation incorporated in the State of Delaware may indemnify any person or persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee, or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided such officer, director, employee, or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that the challenged conduct was unlawful. A corporation incorporated in the State of Delaware may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must provide indemnification against the expenses that such officer or director actually and reasonably incurred.

Certificate of Incorporation. Article Nine of Encore Capital Group, Inc.’s Restated Certificate of Incorporation, as amended, filed as (a) Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1/A filed on June 14, 1999 (File No. 333-77483) and (b) Exhibit 3.1 to Encore Capital Group, Inc.’s Current Report on Form 8-K filed on April 4, 2002 (File No. 26489), provides for indemnification of Encore Capital Group, Inc.’s officers, directors, employees, and other agents to the extent and under the circumstances permitted by the DGCL.

Indemnification Agreements. Encore Capital Group, Inc. has also entered into agreements with certain of its officers and directors that will require Encore Capital Group, Inc., among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

Insurance. We maintain officers and directors liability insurance, which covers our directors and officers against certain claims or liabilities arising out of the performance of their duties.

Encore Capital Europe Finance Limited

Encore Capital Europe Finance Limited is a public limited company incorporated under the laws of Jersey. Under its Articles of Association, Encore Capital Europe Finance Limited is required to indemnify every present and former “officer” of Encore Capital Europe Finance Limited out of the assets of Encore Capital Europe Finance Limited against any loss or liability incurred by such officer by reason of being or having been such an officer. The extent of such indemnities shall be limited in accordance with the provisions of the Companies (Jersey) Law 1991, as amended.

Item 16.	Exhibits

The following exhibits are included or incorporated herein by reference.

Exhibit#	Title of Exhibit	Reference

1.1	Form of Underwriting Agreement.	To be filed by amendment or incorporated by reference in connection with the offering of a particular class of series of securities.

4.1	Restated Certificate of Incorporation of Encore Capital Group, Inc.	Incorporated by reference to Exhibit 3.1 of Encore Capital Group, Inc.’s Amended Registration Statement on Form S-1/A (File No. 333-77483) filed with the Securities and Exchange commission on June 14, 1999.

4.2	Certificate of Amendment of the Certificate Incorporation of Encore Capital Group, Inc.	Incorporated by reference to Exhibit 3.1 of Encore Capital Group, Inc.’s current report on Form 8-K (File No. 000-26489) filed on April 4, 2002.

4.3	Bylaws, as amended through February 8, 2011 of Encore Capital Group, Inc.	Incorporated by reference to Exhibit 3.3 of Encore Capital Group, Inc.’s Annual Report on Form 10-K (File No. 000-26489) filed with the Securities and Exchange Commission on February 14, 2011.

4.4	Form of Common Stock Certificate of Encore Capital Group, Inc.	Incorporated by reference to Exhibit 4.7 of Encore Capital Group, Inc.’s Registration Statement on Form S-3 (File No. 333-163876) filed with the Securities and Exchange commission on December 21, 2009.

Exhibit#	Title of Exhibit	Reference

4.5	Memorandum and Articles of Association of Encore Capital Europe Finance Limited.	Filed herewith.

4.6	Form of Indenture.	Filed herewith.

5.1	Opinion of Latham & Watkins LLP.	Filed herewith.

5.2	Opinion of Mourant Ozannes.	Filed herewith.

12.1	Statement regarding computation of ratio of earnings to fixed charges.	Filed herewith.

23.1	Consent of BDO USA, LLP.	Filed herewith.

23.2	Consent of Latham & Watkins LLP.	Contained in Exhibit 5.1.

23.3	Consent of Mourant Ozannes.	Contained in Exhibit 5.2.

24.1	Powers of Attorney.	Included as part of the signature pages hereto.

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 of Trustee (Form T-1) with respect to the Form Indenture.	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.	Undertakings

(A) Each undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract or sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract or sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities:

Each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(B) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(D) Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 16th day of July, 2018.

Encore Capital Group, Inc., a Delaware corporation

By:	/s/ Ashish Masih
Ashish Masih
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Ashish Masih, Jonathan Clark and Gregory L. Call as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of 16th day of July, 2018.

Name	Title	Date

/s/ Ashish Masih Ashish Masih	President and Chief Executive Officer and Director (Principal Executive Officer)	July 16, 2018

/s/ Jonathan C. Clark Jonathan C. Clark	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	July 16, 2018

/s/ Ashwini Gupta Ashwini Gupta	Director	July 16, 2018

/s/ Wendy G. Hannam Wendy G. Hannam	Director	July 16, 2018

/s/ Michael P. Monaco Michael P. Monaco	Director	July 16, 2018

/s/ Laura Newman Olle Laura Newman Olle	Director	July 16, 2018

/s/ Francis E. Quinlan Francis E. Quinlan	Director	July 16, 2018

/s/ Norman R. Sorensen Norman R. Sorensen	Director	July 16, 2018

/s/ Richard J. Srednicki Richard J. Srednicki	Director	July 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 16th day of July, 2018.

Encore Capital Europe Finance Limited a Jersey public limited company

By:	/s/ Ashish Masih
Ashish Masih
Director

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Ashish Masih, Jonathan Clark and Gregory L. Call as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of 16th day of July, 2018.

Name	Title	Date

/s/ Ashish Masih Ashish Masih	Director, Principal Executive Officer, Authorized Representative in the United States	July 16, 2018

/s/ Ken Stannard Ken Stannard	Director, Principal Financial Officer, Principal Accounting Officer	July 16, 2018

/s/ Craig Buick Craig Buick	Director	July 16, 2018